                                                                   Exhibit 10.82

                         WARRANT AND STOCK PUT AGREEMENT


         THIS WARRANT AND STOCK PUT AGREEMENT (the "Agreement"), dated as of June 30, 1998 is between HELPMATE ROBOTICS INC. , a Connecticut corporation with a principal office in Danbury, Connecticut ("HelpMate"), and CONNECTICUT INNOVATIONS, INCORPORATED, a Connecticut corporation with a principal office in Rocky Hill, Connecticut ("CII").

                                   BACKGROUND

         HelpMate has certain obligations to CII pursuant to (a) a Financing Agreement dated June 15, 1995 (the "Financing Agreement"), pursuant to which CII extended to HelpMate financing in the amount of $500,000, as memorialized by a Senior Note dated June 14, 1995, in the original principal amount of $500,000 (the "Note"), and (b) a Development Agreement dated December 15, 1986, as amended February 5, 1996 (the "Development Agreement"), pursuant to which CII reimbursed HelpMate for certain costs incurred in the development of the HelpMate(TM) robotic courier, and HelpMate agreed to pay CII royalties on revenues from the sale or license of HelpMate(TM) products in the amounts and for the term specified in the Development Agreement.

         In connection with the Financing Agreement, HelpMate has issued to CII a Warrant dated June 15, 1995 (the "1995 Warrant") to purchase shares of HelpMate's common stock (the "1995 Warrant Shares"), and has entered into a Warrant and Stock Put Agreement dated June 15, 1995 with respect the 1995 Warrant and the 1995 Warrant Shares (the "1995 Put Agreement").

         In connection with the February 5, 1996 amendment to the Development Agreement, HelpMate has issued to CII 50,000 shares of HelpMate's common stock (the "1996 Shares"), and a warrant (the "1996 Warrant") to purchase shares of HelpMate's common stock (the "1996 Warrant Shares"), and has entered into a Warrant and Stock Put Agreement dated February 5, 1996 with respect to the 1996 Warrant and the 1996 Warrant Shares (the "1996 Put Agreement").

         CII has agreed to make certain financial accommodations to HelpMate pursuant to the provisions of a Creditor Agreement dated this date between CII and HelpMate (the "Creditor Agreement"). Pursuant to the Creditor Agreement, HelpMate has issued or will issue to CII (a) in satisfaction of CII's obligations due under the Financing Agreement and the Development Agreement, shares of HelpMate's common stock (the "Debt Shares") and a Warrant dated this date (the "Debt Warrant") to purchase shares of HelpMate's common stock (the "Debt Warrant Shares"), and (b) in satisfaction of certain obligations of Holder which will become due under the Development Agreement on or about January 31, 1999, respectively, additional shares of common stock (the "1998 Royalty Shares") and additional Warrants (the "1998 Royalty Warrants") to purchase shares of HelpMate's common stock (the "1998 Royalty Warrant Shares").

         CII is also the holder of a Warrant dated November 20, 1990 and amended June 14, 1995 (the "1990 Warrant") to purchase shares of HelpMate's common stock (the "1990 Warrant Shares").

         In this Agreement, the 1990 Warrant Shares, the 1995 Warrant Shares, the 1996 Warrant Shares, the Debt Warrant Shares and the 1998 Royalty Warrant Shares are sometimes referred to individually as a "Warrant Share," and collectively, as the "Warrant Shares." The 1990 Warrant, the 1995 Warrant, the 1996 Shares, the 1996 Warrant, the Debt Shares, the Debt Warrant, the 1998 Royalty Shares, and the 1998 Royalty Warrant, any warrant or warrants issued upon any replacement, exchange or transfer of any of the warrants described above, and the Warrant Shares are collectively referred to as the "Securities" in this Agreement.

         HelpMate and CII desire that CII shall have the opportunity to sell the Securities, in whole, to HelpMate, upon the terms set forth in this Agreement.

         NOW THEREFORE, the parties agree as follows:

         1. Right of Holder to Sell the Securities to HelpMate. In the event of a Breach, as defined below, at any time on or before the ten-year anniversary date of this Agreement, CII shall have the option of selling to HelpMate all of the Securities then owned by CII. CII shall exercise its option by delivering to HelpMate a notice (a "Notice of Put") in the form attached as Exhibit A of this Agreement, at any time on or prior to 30 days after the ten-year anniversary date of this Agreement. Upon the receipt of a Notice of Put, HelpMate shall purchase the Securities then owed by CII upon the terms and conditions set forth in this Agreement.

         2. Breach of Connecticut Presence Obligations. For the period of ten
(10) years following the date of this Agreement, each of HelpMate and its subsidiaries shall maintain its principal place of business in the State of Connecticut, base a majority of its employees in the State of Connecticut, and conduct a majority of its operations (including manufacturing and production), directly or through subcontractors, in the State of Connecticut. When used in this Agreement, the term "Breach" shall be mean a breach by HelpMate of the covenants set forth in this Paragraph.

         3. Purchase Price. The purchase price for the Securities purchased under this Agreement (the "Purchase Price") shall be (a) with respect to Securities consisting of shares of common stock of HelpMate, the Current Market Value ( as defined in Paragraph 4 below) of each such shares multiplied by the number of such shares; plus (b) with respect to each unexercised Warrant Share, the dollar amount, if a positive number, resulting from subtracting the exercise price of such Warrant Share on the Closing Date from the current Market Value of one share of common stock of HelpMate.

         4. Current Market Value. As used in this Agreement, the "Current Market Value" of one share of HelpMate Common Stock shall mean:

         (a) the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the Closing Date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the last reported bid price regular way, in either case on the principal national securities exchange on which HelpMate's common stock is listed or admitted to trading, or as reported by the National Association of Securities Dealer's Automated Quotations System ("NASDAQ") (or if HelpMate's common stock is not at the time listed or admitted for trading on any such exchange, or if the prices of the common stock are not reported by NASDAQ, then such price shall be equal to the last reported bid price on such day as reported by The National Quotation Bureau Incorporated, or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau Incorporated); or

         (b) If the common stock is not traded in such a manner that the quotations referred to in subparagraph (a) above are available for the period required under subparagraph (a), the value determined in good faith by the Board of Directors of HelpMate, or if such determination cannot be made or is reasonably objected to by CII within 20 days of its notification thereof, by a nationally recognized independent investment banking firm (with no present or past relationship with HelpMate or CII) selected in good faith by the Board of Directors of HelpMate , or if such selection cannot be made or is reasonably objected to by CII within 20 days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in Hartford, Connecticut in accordance with its rules.

         5. Closing. The closing (the "Closing"), of the purchase and sale of the Securities pursuant to this Agreement shall be held on the date (the "Closing Date") which is the thirtieth (30th) business day after delivery of the Notice of Put, or if the Purchase Price has not been determined as of such date, notwithstanding HelpMate's good faith and reasonable diligence in causing the determination to be completed, then on a date which is within five business days after the Purchase Price has been determined. At the Closing, CII will deliver to HelpMate the certificates and warrants representing all the Securities owned by CII, and HelpMate will deliver to CII the Purchase Price in cash, by certified or bank check, or by wire transfer of immediately available funds to an account designated by CII. In the event that the Closing does not take place on the thirtieth (30th) business day after the delivery by CII of the Notice of Put (except to the extent that the reason for the delay is that the Purchase Price has not yet been determined, and HelpMate has exercised good faith and reasonable diligence in the pursuing the determination thereof), the unpaid Purchase Price shall bear interest after the thirtieth (30th) business day (the "Default Interest") and until the Closing Date at the rate of eight percent (8%) per annum, and all accrued Default Interest shall be due and payable to CII at the Closing, together with the Purchase Price.

         6. Termination of Prior Put Agreements. The 1995 Put Agreement and the 1996 Put Agreement are hereby terminated, effective immediately.

         7. Notices. All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by Federal Express, addressed to the respective parties at their addresses set forth below, or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by Federal Express, in each case addressed to the respective parties at their addresses set forth below. Either party to this Agreement may designate a different address by providing written notice of the new address to the other party to this Agreement as provided above. The addresses for notice for the parties shall be as follows:

   If to the Company:                          with a copy to:
   ------------------                          ---------------

   HelpMate Robotics Inc.                      Reid and Riege, P.C.
   Shelter Rock Lane                           One State Street
   Danbury, Connecticut 06810-8159             Hartford, Connecticut 06103
   Telecopier: (203) 791-1082                  Attention: Craig L. Sylvester
                                               Telecopier: (860) 240-1002

   If to the Holder:                           with a copy to:
   -----------------                           ---------------

   Connecticut Innovations, Incorporated       Updike, Kelly and Spellacy, P.C.
   999 West Street                             One State Street
   Rocky Hill, Connecticut 06067-3019          Hartford, Connecticut 06103
   Telecopier: (860) 563-4877                  Attention: David Sturgess
   Attention: President                        Telecopier: (860) 548-2680

         8. WAIVER BY HELPMATE. HELPMATE ACKNOWLEDGES THAT THIS AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AND HEREBY WAIVES ANY RIGHT HELPMATE MIGHT OTHERWISE HAVE UNDER CHAPTER 903a, AS AMENDED, OF THE CONNECTICUT GENERAL STATUTES, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTIONAL PROVISION, TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER ON CII'S RIGHT TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST HELPMATE.

         9. Miscellaneous. This Agreement may not be changed or terminated except by an agreement signed by the party against whom enforcement is sought. This Agreement shall be binding on HelpMate and CII and on their personal representatives, successors and permitted assigns. This Agreement sets forth all agreements of the parties relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall be enforceable by decrees of specific performance (without posting bond or other security). No remedy granted to CII in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights powers or remedies otherwise available to CII at law or in equity. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without reference to its conflicts of laws principles.

         IN WITNESS WHEREOF, the parties have executed this Agreement, acting by their duly authorized representatives, as of the date first written above.

                                                CONNECTICUT INNOVATIONS,
HELPMATE ROBOTICS INC.                          INCORPORATED



By:                                         By:
  ------------------------                     ---------------------------
   Title:                                        Title:

                                    EXHIBIT A

                                  NOTICE OF PUT

         1. In accordance with a Warrant and Stock Put Agreement (the "Put
Agreement") dated as of            , 1998, between CONNECTICUT INNOVATIONS,
                       ------------
INCORPORATED ("CII") and HELPMATE ROBOTICS INC. ("HelpMate"), CII hereby exercises its right to sell, and does hereby sell upon receipt of the Purchase Price, as defined in the Put Agreement, all of its Securities, as defined in the Put Agreement.

         2. At the Closing, as defined in the Put Agreement, the warrant certificates and stock certificates for the Securities owned by CII are to be delivered, and the Purchase Price is to be paid by HelpMate in the manner set forth in the Put Agreement.



                                    CONNECTICUT INNOVATIONS,
                                    INCORPORATED


                                    By:
                                       ------------------------------
                                    Title
                                         -----------------------------
                                    Dated:
                                          ----------------------------